Exhibit 99.2

Hancock Fabrics, Inc.                                                                                                                                                     FOR IMMEDIATE RELEASE
Corporate Headquarters
One Fashion Way
Baldwyn, Mississippi 38824                                                                                                                                                 August 1, 2008

HANCOCK FABRICS EMERGES
FROM BANKRUPTCY

BALDWYN, MS, August 1, 2008 – Hancock Fabrics, Inc. (OTC symbol: HKFIQ.PK) today announced that it has emerged from Chapter 11 bankruptcy protection after successfully restructuring its business operations and satisfying the conditions to effectiveness set forth in the Plan of Reorganization (the “Plan”) confirmed by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on July 22, 2008. In conjunction with the Plan, Hancock Fabrics has successfully closed a $100 million exit financing facility provided by GE Commercial Finance Corporate Lending and has issued $20 million of secured notes and warrants in connection with a rights offering to certain of its shareholders.

 “This is a huge milestone and a very happy day for Hancock Fabrics and all of our associates, customers, business partners and shareholders.  We are extremely pleased to have confirmed a Plan of Reorganization that provides for the payment in full of all of our creditors,” said Jane Aggers, President and Chief Executive Officer of Hancock Fabrics. “Through this restructuring process we have effectively addressed our real estate portfolio, as well as financial and operational challenges, creating a strong foundation for the future success of Hancock Fabrics. The Company now has a stronger balance sheet, cash to fund operations and a streamlined store portfolio that will allow us to compete successfully in our industry.  The rapid and successful restructuring of Hancock Fabrics is a testament to our outstanding associates, supportive suppliers and professional partners, and we appreciate their hard work and dedication throughout this process.”

Significant contributors to the Company’s successful emergence included the following:

➢	Morris, Nichols, Arsht & Tunnell, LLP – Business Reorganization and Restructuring Counsel

➢	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC – Corporate Counsel

➢	Houlihan Lokey – Investment Banking Services

➢	CRG Partners Group, LLC – Restructuring Services

➢	GE Commercial Finance Corporate Lending – Exit Financing

Plan Highlights

•	The Plan provides for payment in full of all creditors of the Company holding valid claims, including interest, as applicable.

•	The Plan also provides for prepetition equity holders to retain their interest in the Company.

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Restructuring Process

In conjunction with the Chapter 11 filing, Hancock has instituted significant operational restructuring initiatives over the last 16 months.

➢	Designed and implemented a New Store Prototype, completing 57 store remodels, with a format that significantly enhances the customer experience and improves in-store operating efficiencies.

➢
Improved our Infrastructure; in financial reporting and compliance, as well as through the upgrade of our technology platform and the centralization of merchandising, marketing, inventory management and distribution functions.

➢
Launched the new www.hancockfabrics.com website, which now provides a platform to increase data-driven marketing and advertising programs while also expanding the online product offering by 50,000 new products.

➢	Strengthened our management team, with specialty retail operations, merchandising, marketing and corporate finance expertise.

“We are beginning to experience traction in our initiatives and believe that these early successes in conjunction with the ongoing efforts of our associates and management will enable the Company to be a competitive player in the specialty retail space,” said Robert Driskell, Senior Vice President and Chief Financial Officer.  “Although we still have significant opportunities for improvement, we are emerging as a financially stable company with an improved operational focus which should position us well for future profitable growth.”

Hancock Fabrics New Board of Directors, effective today:

Jane Aggers: President, Chief Executive Officer, and Director of the Company since January 2005.  Prior to assuming the leadership role at Hancock, Ms. Aggers co-founded MMI, Inc., a marketing, sales, and business consulting firm in Cleveland, Ohio.  From 1994 to 2001, Ms. Aggers served as Executive Vice President of Jo-Ann Stores, Inc., in Hudson, Ohio.

Carl E. Berg: Chairman of the Board and Chief Executive Officer of Mission West Properties, Inc. (MSW – NASDAQ) since 1997.  Mr. Berg has been actively engaged in the ownership, development and management of R&D/office real estate for over 35 years. Mr Berg is also CEO of West Coast Venture Capital, a venture company with investments in over 75 companies primarily in technology, biotech, networking and chip technology.  He currently serves as a member of the board of directors of the following public companies:  Mission West Properties, Inc., Valence Technology, Inc., a developer of advanced rechargeable battery technology, FOCUS Enhancements, Inc., a developer of video scan conversion products and MoSys, Inc. a supplier of embedded memory for systems on a chip and numerous private technology companies.  Mr. Berg holds a B.A. in business from the University of New Mexico.

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Sam Pina Cortez:  Principal of KCL Development LLC since 2003, where he provides corporate finance advisory services, including assisting clients with developing and implementing strategy, raising capital, providing feasibility analysis, and executing mergers and acquisitions.  Mr. Cortez is a member of the Board of Directors and Chairman of the audit committee of publicly traded World Waste Technologies, Inc., as well as a board member of private companies in the LED lighting industry, and the aquaculture industry.  Prior to KCL Development, Mr. Cortez spent over 12 years in investment banking, focused primarily on the industrial sector, with Lehman Brothers, Donaldson, Lufkin & Jenrette, Alex Brown & Sons, and Morgan Stanley International.  Mr. Cortez received an MBA from the Harvard Graduate School of Business Administration and a BS in Chemical Engineering from the University of California, Berkeley.

Steven D. Scheiwe: President of Ontrac Advisors, Inc., where he provides analysis and management services to private equity groups, privately held companies and funds managing distressed corporate debt issues. Previously, Mr. Scheiwe was the Chief Executive Officer of Teletrac, Inc., after serving as General Counsel & Secretary. Mr. Scheiwe was also General Counsel & Secretary of Premiere Page, Inc. Mr. Scheiwe currently serves on the boards of Movie Gallery, Inc., Zemex Minerals Holdings, Inc., FiberTower Corporation, and Footstar, Inc. Mr. Scheiwe received a Bachelors degree from the University of Colorado and a J.D. from the Washburn University School of Law.

Harry D. Schulman: Operating Partner with Baird Capital Partners, with more than 30 years experience in consumer products, including 20 years of Asian sourcing and manufacturing experience. Mr. Schulman was previously President and CEO of Applica, a then publicly traded company that markets and distributes a wide range of small appliances for use in and outside the home. Applica markets products under licensed brand names such as Black & Decker®, company-owned brand names such as LittermaidTM, a product targeting the pet industry, Belson Professional®, leading personal care products, and private label brand names. Upon becoming Chairman and CEO, Mr. Schulman increased shareholder value by over 100% within 2 years, and eventually executed an industry consolidation strategy which resulted in the sale of the company to a major private equity firm at 18 times EBITDA. Mr. Schulman brings extensive operations, consumer product and Asian manufacturing experience to the Baird portfolio. Mr. Schulman received his bachelor's degree in Business Administration from University of Dayton and earned his MBA from the University of Miami.

About Hancock Fabrics

Hancock Fabrics, Inc. is committed to being the authority in fabrics, while serving creative enthusiasts with a complete selection of fashion and home decorating textiles, sewing accessories, needlecraft supplies and sewing machines. The Company operates 266 retail stores in 37 states and an Internet store at www.hancockfabrics.com.

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Forward Looking Statements

Comments in this news release that are not historical facts are forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from projections.  These risks and uncertainties include, but are not limited to, general economic trends, adverse discounting actions taken by competitors, changes in consumer demand or purchase patterns, delays or interruptions in the flow of merchandise between the Company’s suppliers and/or its distribution center and its stores, tightening of purchase terms by suppliers and their factors, a disruption in the Company’s data processing services and other contingencies discussed in the Company’s Securities and Exchange Commission filings.  Hancock undertakes no obligation to release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Statements Concerning the Plan

Comments in this news release that reference actions taken or to be taken, rights, claims or obligations arising under, pursuant to or in connection with the Plan are qualified in their entirety by reference to the Plan as confirmed by the Bankruptcy Court and no comment in this statement should be taken as creating any rights, claims or obligations other than those expressly set forth in the Plan as confirmed by the Bankruptcy Court.

Investor Relations Contact
Robert W. Driskell
Chief Financial Officer and
Senior Vice President
662.365.6000

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